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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


        Date of Report (Date of earliest event reported): August 30, 2005


                          COOPERATIVE BANKSHARES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)

 NORTH CAROLINA                      0-24626                  56-1886527
 (State or other                   (Commission              (IRS Employer
 jurisdiction of                   File Number)           Identification No.)
 incorporation)

               201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401
               ---------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (910) 343-0181

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
              ------------------------------------------

         On August 30, 2005, Cooperative Bankshares, Inc. (the "Registrant") completed a trust preferred securities financing in the amount of $15.0 million. In the transaction, the Registrant formed a Delaware statutory trust, known as Cooperative Bankshares Capital Trust I (the "Trust"). The Trust issued and sold $15.0 million of trust preferred securities in a private placement and issued $464,000 of trust common securities to the Registrant. The trust preferred securities were issued under an Amended and Restated Trust Agreement dated as of August 30, 2005. The Trust used the proceeds of these issuances to purchase $15,464,000 of the Registrant's junior subordinated debentures due September 15, 2035 (the "Debentures"). The Debentures were issued pursuant to an Indenture dated as of August 30, 2005. The Debentures and the trust preferred securities bear an interest rate of 5.74% for the first five years, and thereafter, bear a floating interest rate equal to 142 basis points over the three-month LIBOR. The Debentures are the sole assets of the Trust and are subordinate to all of the Registrant's existing and future obligations for borrowed money. The trust preferred securities generally rank equal to the trust common securities in priority of payment, but will rank prior to the trust common securities if and so long as the Registrant fails to make principal or interest payments on the Debentures. Concurrently with the issuance of the Debentures and the trust preferred securities, the Registrant entered into a Guarantee Agreement, dated as of August 30, 2005, related to the trust securities for the benefit of the holders.

         The Debentures and the trust preferred securities each have 30-year lives. The trust preferred securities and the Debentures will each be callable by the Registrant or the Trust, at their respective option after five years, and sooner in certain specific events, including in the event that the securities are not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required. Interest on the trust preferred securities and the Debentures may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default.

         The press release announcing the completion of the private placement of $15 million in trust preferred securities is included as Exhibit 99.1.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
              ----------------------------------------------------------------
              AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
              ------------------------------------------------

         The information set forth in Item 1.01 is incorporated by reference into this Item.

ITEM 9.01     FINANCIAL STATEMENTS AND OTHER EXHIBITS
              ---------------------------------------

              Exhibit 10.1 Indenture, Dated as of August 30, 2005 between Cooperative Bankshares, Inc. and LaSalle Bank National Association, as Trustee.
              Exhibit 10.2 Guarantee Agreement, dated as of August 30, 2005, by and between Cooperative Bankshares, Inc., as Guarantor, and LaSalle Bank National Association, as Guarantee Trustee.
              Exhibit 10.3 Amended and Restated Declaration of Trust of Cooperative Bankshares Capital Trust I.
              Exhibit 99.1   Press Release dated August 31, 2005.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COOPERATIVE BANKSHARES, INC.



                                       /s/ Todd L. Sammons
                                       -----------------------------------------
                                       Todd L. Sammons
                                       Senior Vice President and Chief Financial
                                       Officer

Date:  August 31, 2005